Exhibit 5.2

MODE MOBILE, INC.

SECOND AMENDMENT TO THE

VOTING AGREEMENT

This Second Amendment to the Voting Agreement (this “Amendment”) is entered into as of December 1, 2025, by and among Mode Mobile, Inc., a Delaware corporation (f/k/a Nativ Mobile Inc.) (the “Company”), and the undersigned stockholders of the Company (the “Holders”). This Amendment amends the Voting Agreement, dated as of February 25, 2021, by and among the Company and certain Holders and other stockholders of the Company parties thereto, as amended by that certain Omnibus Amendment and Waiver of the Company, dated as of May 16, 2024 (as amended, the “Voting Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Voting Agreement.

RECITALS

WHEREAS, Section 8.8 of the Voting Agreement provides that any term of the Voting Agreement may be amended with the written consent of (i) the Company and (ii) the holders of a majority of the then outstanding Shares (other than those Shares obtained by exercise of stock options), held by the parties to the Voting Agreement, voting together as a single class on an as-converted basis, and (iii), with respect to Section 1.2(a) of the Voting Agreement, the Founder (the stockholders described in clauses (ii) and (iii) collectively, the “Requisite Holders”); and

WHEREAS, the Company and the undersigned Holders, constituting the Requisite Holders, desire to amend the Voting Agreement as set forth below;

AGREEMENT

In consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to Voting Agreement.

1.1Section 1.1 of the Voting Agreement is hereby amended to increase the number of directors of the Board referenced therein from three (3) directors to five (5) directors.

1.2Section 1.2(a) of the Voting Agreement is hereby amended and restated to read as follows:

“(a)Founder Member Designees. For so long as the Founder owns at least twenty-five percent (25%) of the initial capital stock of the Company issued to the Founder under the Restructuring Agreement (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), three (3) individuals designated by the Founder shall be elected to the Board, one of whom shall initially be the Founder, with the remaining two seats initially vacant.”

4.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000), facsimile or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Voting Agreement as of the date first written above.

COMPANY:
MODE MOBILE, INC.

By:	/s/ Daniel Novaes
Name:	Daniel Novaes
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Mode Mobile, Inc. Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Voting Agreement as of the date first written above.

HOLDER:
DIRECTED TRUST COMPANY FBO CHARLES MIRES IRA

By:	/s/ Charles Mires
Name:	Charles Mires
Its:	Private Investor

[Signature Page to Second Amendment to Mode Mobile, Inc. Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Voting Agreement as of the date first written above.

HOLDER:
GARLAND FUND I LLC

By:	/s/ Ross Holdren
Name:	Ross Holdren
Its:	Manager

[Signature Page to Second Amendment to Mode Mobile, Inc. Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Voting Agreement as of the date first written above.

HOLDER:
WEILAND STREET CAPITAL LLC

By:	/s/ Robert Weil
Name:	Robert Weil
Its:	Managing Member

[Signature Page to Second Amendment to Mode Mobile, Inc. Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Voting Agreement as of the date first written above.

HOLDER:

/s/ Daniel Novaes
Daniel Novaes

[Signature Page to Second Amendment to Mode Mobile, Inc. Voting Agreement]